UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2015

Autobytel Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Suite 200, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

The information set forth in Item 2.01 below is hereby incorporated by reference insofar as such information relates to the entry into or amendment of a material definitive agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Merger Agreement

On October 1, 2015, Autobytel Inc., a Delaware corporation (“Autobytel” or “Company”) entered into and consummated an Agreement and Plan of Merger (the “Merger Agreement”), by and among Autobytel, New Horizon Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Autobytel (“Merger Sub”), AutoWeb, Inc., a Delaware corporation (“AutoWeb”) and José Vargas, in his capacity as Stockholder Representative. Pursuant to the Merger Agreement, Merger Sub merged with and into AutoWeb (the “Merger”), with AutoWeb continuing as the surviving corporation and as a wholly owned subsidiary of Autobytel. AutoWeb was a privately owned company providing an automotive search engine that enables car manufacturers and dealers to fully optimize their advertising campaigns and reach highly targeted, low funnel car buyers through an auction-based click marketplace.

The merger consideration (the “Merger Consideration”) consisted of: (1) 168,007 newly issued shares of Series B Junior Participating Convertible Preferred Stock, par value $0.001 per share, of Autobytel (“Series B Preferred Stock”), (2) warrants to purchase up to 148,240 shares of Series B Preferred Stock (“Warrants”), at an exercise price per share of $184.47 (reflecting 10 times the $16.77 closing price of a share of Autobytel’s common stock, $0.001 par value (“Common Stock”)) on The Nasdaq Capital Market on September 30, 2015, plus a ten percent (10%) premium and (3) $279,299 in cash to cancel vested, in-the-money options to acquire shares of AutoWeb common stock. The number of Series B Preferred Stock and Warrants issued are subject to a post-closing adjustment based on AutoWeb’s working capital as of the closing date of the transaction.

The shares of Series B Preferred Stock are convertible, subject to certain limitations, into ten (10) shares of Common Stock. All shares will be automatically converted if the stockholder approval required by Section 5635 of the Nasdaq listing rules is obtained. The rights, preferences and privileges of the Series B Preferred Stock, including the terms of conversion and voting, are summarized in Item 5.03 of this Current Report on Form 8-K, which is hereby incorporated by reference. The Merger Agreement contains a covenant that Autobytel will use all commercially reasonable efforts to secure the approval of Autobytel’s stockholders necessary to cause the conversion of the Series B Preferred Stock into Common Stock no later than the third annual meeting of the stockholders of Autobytel following October 1, 2015.

The Warrants will become exercisable three (3) years after the closing date, subject to the satisfaction of the following additional vesting conditions:  (i) with respect to the first one-third (1/3) of the warrant shares, if at any time after the issuance date of the Warrants and prior to the expiration date of the Warrants the weighted average closing price of the Common Stock on The Nasdaq Capital Market for the preceding thirty (30) trading days (adjusted for any stock splits, stock dividends, reverse stock splits or combinations of the Common Stock occurring after the issuance date) (“Weighted Average Closing Price”) is at or above Thirty Dollars ($30.00); (ii) with respect to the second one-third (1/3) of the warrant shares, if at any time after the issuance date and prior to the expiration date the Weighted Average Closing Price is at or above Thirty-Seven Dollars and Fifty Cents ($37.50); and (iii) with respect to the last one-third (1/3) of the warrant shares, if at any time after the issuance date and prior to the expiration date the Weighted Average Closing Price is at or above Forty-Five Dollars ($45.00). The Warrants expire on the seventh (7th) anniversary of their issuance date.

The Merger Agreement contains representations, warranties and covenants that Autobytel believes are customary for a transaction of this size and type, as well as indemnification provisions subject to specified limitations.  The assertions embodied in Autobytel’s representations and warranties were made solely for the purposes of the Merger Agreement and may be subject to important qualifications and limitations.  Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, are subject to a contractual standard of materiality different from that generally applicable to investors, or may be used for the purpose of allocating risk between the parties rather than establishing matters of fact.  Accordingly, the representations and warranties in the Merger Agreement must not be relied upon as statements of factual information.

The Merger Consideration reflects an approximate $23.8 million agreed upon valuation of the Merger Consideration to acquire the approximately 85% of AutoWeb not previously owned by Autobytel. The value of the Merger Consideration was established by the Company’s Board of Directors (the “Board” based on their evaluation of a variety of factors, including the closing price of the Common Stock on the day before the closing of the Merger, the analysis conducted by the Company’s investment banking firm in connection with the issuance of its opinion as to the fairness to the Company, from a financial point of view, of the consideration paid by Autobytel in the transaction, guidance from the Company’s valuation firm as to the value of the Series B Preferred Stock and the Warrants and the application of various discounts to value, including discounts for the lack of liquidity and the exercise price and the various vesting conditions and restrictions of the Warrants.

Prior to the Merger, Autobytel owned approximately 15% of the outstanding shares of AutoWeb on a fully converted and diluted basis, and had an option through mid-September 2016 to purchase 5,000 additional shares at the $500 per share price of its initial investment in AutoWeb. If the option had been exercised, Autobytel’s ownership position in AutoWeb would have increased to approximately 20% based on AutoWeb’s outstanding shares as of the closing of the Merger for an aggregate additional investment of $2,500,000. AutoWeb and Autobytel also have advertising and publishing business relationships. In 2014, the Company paid AutoWeb approximately $700,000 in connection with various publisher and website development services performed by AutoWeb on behalf of the Company and AutoWeb paid Autobytel approximately $500,000 in connection with advertising on AutoWeb’s automotive search engine.  Payments to and from AutoWeb from January 1, 2015 to August 31, 2015 were $575,125 and $1,175,488, respectively.

The stockholders of AutoWeb included PF Auto, Inc., a British Virgin Islands business company (“PF Auto”) (which held approximately 68% of AutoWeb’s outstanding shares immediately prior to the Merger), Manatee Ventures Inc., a British Virgin Islands business company (“Manatee Ventures”), and Galeb3 Inc, a Florida corporation (“Galeb3”), Ceiba International Corp., a British Virgin Islands business company (“Ceiba”), Picua Limited, a British Virgin Islands business company (“Picua”), Robert J. Mylod, Jr., Jeffrey H. Boyd, and William Ferriolo, Autobytel’s Executive Vice President, Consumer Acquisitions (who held approximately 2% of AutoWeb’s outstanding shares immediately prior to the Merger).

Based solely on information made available to the Company by AutoWeb, the Company believes that (i) PF Auto is an entity controlled by People F, Inc., a British Virgin Islands business company (“PeopleFund”); (ii) PeopleFund is an investment fund focused on value added investments in the areas of technology, internet and media; (iii) PF Auto is a single purpose vehicle created to manage PeopleFund’s investment in AutoWeb. and in Auto Holdings, a British Virgin Islands business company (“Auto Holdings”); (iv) Manatee and Galeb3 are wholly-owned by Matias de Tezanos and Jose Vargas, respectively; and (v) Ceiba is a multi-purpose private equity and venture capital investment vehicle controlled by Inversiones y Desarrollos de Centroamérica, a British Virgin Islands business company and investment bank and private equity firm focused on banking, real estate development, energy and social responsibility.

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 29, 2015, on April 27, 2105, Auto Holdings acquired approximately 14.25% of the Company’s then issued and outstanding shares of Common Stock, and that based solely on information made available to the Company by Auto Holdings, the Company believes that the stockholders of Auto Holdings include PF Auto, Ceiba, Picua, Manatee and Galeb3. Prior to the consummation of the Merger, Auto Holdings owned approximately 14.05% of the Company’s currently issued and outstanding Common Stock.

Following the consummation of the Merger, Auto Holdings and its affiliates, including former stockholders of AutoWeb, and the stockholders of AutoWeb and their affiliates on a combined basis would own approximately 34% of the issued and outstanding shares of the Common Stock, assuming that, pursuant to their respective terms, the Warrants are exercised in full and all of the shares of the Series B Preferred Stock issued as Merger Consideration and upon exercise of the Warrants are converted into Common Stock.

The forgoing description of the nature of the material relationship between Autobytel and AutoWeb, including its affiliates, does not purport to be complete and is qualified in its entirety by reference to the Current Report on Form 8-K filed with the SEC on September 24, 2013 (SEC File no. 001-34761) and the Current Report on Form 8-K filed with the SEC on April 29, 2015 (SEC File no. 001-34761).

Stockholder Agreement

Concurrent with the execution of the Merger Agreement and consummation of the Merger, Autobytel amended and restated that certain Stockholder Agreement dated as of April 27, 2015 (as amended, the “Stockholder Agreement”) with Auto Holdings, Manatee Ventures, Galeb3, Matías de Tezanos and José Vargas.  As a condition to receipt of the Merger Consideration, each of the stockholders of AutoWeb (collectively with the Original Restricted Stockholder (as defined in the Stockholder Agreement), the “Restricted Stockholders”) became a party to and executed the Stockholder Agreement.

The Stockholder Agreement contains various restrictions and limitations on transfers of the Series B Preferred Stock and the underlying shares of Common Stock for at least two (2) years. Autobytel is granted a right of first refusal on shares proposed to be transferred by the Restricted Stockholders and a right to repurchase shares from a Restricted Stockholder in the event of a change in control of such Restricted Stockholder. The Restricted Stockholders have granted Autobytel an irrevocable proxy on their shares and agreed to certain standstill provisions. Certain restrictions and other provisions of the Stockholder Agreement terminate after five (5) years, including the irrevocable proxy. However, the standstill provisions will only terminate at such time as the Restricted Stockholders and their affiliates own less than 4.9% of the outstanding shares of Common Stock. Additionally, after three (3) years, the Restricted Stockholders are granted certain demand and “piggy-back” registration rights. Further, the Stockholder Agreement provides that the number of directors on the Board will be increased from six (6) directors to nine (9) directors and that the Restricted Stockholders shall collectively have the right to designate for nomination (a) two members of the Board, as long as they beneficially own fifteen percent (15%) or more of the Common Stock and (b) one (1) member of the Board, as long as they beneficially own five percent (5%) or more (but less than fifteen percent (15%)) of the Common Stock. The Stockholder Agreement also provides that Mr. Mylod will be appointed to the Board.

The foregoing descriptions of the Merger Agreement, Series B Preferred Stock, Warrants and Stockholder Agreement and related documents are not complete and are qualified in their entirety by reference to the Merger Agreement, Certificate of Designations, Form of Warrant and Stockholder Agreement, copies of which are filed herewith as Exhibits 2.1, 3.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Exemption Under NOL Plan

In connection with the payment of the Merger Consideration and the execution of the Stockholder Agreement, the Board considered exercising its discretionary authority under the Company’s Tax Benefit Preservation Plan (“NOL Plan”) to deem the stockholders of AutoWeb (“AutoWeb Stockholder Group”) not to be an “Acquiring Person” (as defined in the NOL Plan) and to grant an exemption under the NOL Plan to permit the closing of the Merger and the issuance of the Merger Consideration.

The NOL Plan was adopted to protect stockholder value by preserving the Company’s substantial net operating loss carry-forwards and other tax attributes for United States federal income tax purposes (“Tax Benefits”) that can generally be used to offset future taxable income and therefore reduce federal income tax obligations.  However, the Company’s ability to use the Tax Benefits will be adversely affected if there is an “ownership change” of the Company as defined under Section 382 of the Internal Revenue Code (“Section 382”).  In general, an ownership change will occur if the Company’s “5% shareholders” (as defined under Section 382) collectively increase their ownership in the Company by more than 50% over a rolling three-year period.  The NOL Plan was adopted to reduce the likelihood that the Company’s use of its Tax Benefits could be substantially limited under Section 382.  The NOL Plan is intended to deter any “Person” (as defined in the NOL Plan) from becoming an Acquiring Person and thereby jeopardizing the Company’s Tax Benefits.  In general, an Acquiring Person is any Person, itself or together with all “Affiliates” (as defined in the NOL Plan) of such Person, that becomes the “Beneficial Owner” (as defined in the NOL Plan) of 4.90% (“Plan Limit”) or more of the Company’s outstanding “Common Stock” (as defined in the NOL Plan).  Under the NOL Plan, the Board may, in its sole discretion, exempt any person from being deemed an Acquiring Person for purposes of the NOL Plan if the Board determines that such person’s ownership of Common Stock will not be likely to directly or indirectly limit the availability of the Company’s Tax Benefits or is otherwise in the best interests of the Company (“Plan Exemption”).

The Board considered and granted the AutoWeb Stockholder Group a Plan Exemption, subject to and in reliance upon the AutoWeb Stockholder Group and the other parties to the Stockholder Agreement entering into and remaining in compliance with the terms and conditions set forth in the Stockholder Agreement.

The foregoing description of the NOL Plan does not purport to be complete and is qualified in its entirety by reference to the Tax Benefit Preservation Plan dated as of May 26, 2010 between Autobytel and Computershare Trust Company, N.A., as rights agent, together with the following exhibits thereto: Exhibit A – Form of Right Certificate; and Exhibit B – Summary of Rights to Purchase Shares of Preferred Stock of Autobytel Inc., which is incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on June 2, 2010 (SEC File No. 000-22239), as amended by Amendment No. 1 to Tax Benefit Preservation Plan dated as of April 14, 2014, between Autobytel Inc. and Computershare Trust Company, N.A., as rights agent, which is incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on April 16, 2014 (SEC File No. 001-34761), together with the Certificate of Adjustment Under Section 11(m) of the Tax Benefit Preservation Plan, which is incorporated herein by reference to Exhibit 4.3 to the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012 filed with the SEC on November 8, 2012 (SEC File No. 001-34761).

Consent Under Loan Agreement

In connection with the Merger and the transactions contemplated by the Merger Agreement, Autobytel was required to obtain consent under the Loan Agreement by and among Autobytel and MUFG Union Bank, N.A. (“Union Bank”), dated as of February 26, 2013, as amended (the “Loan Agreement”). On September 24, 2015, Autobytel received Union Bank’s consent under the Loan Agreement to consummate the Merger and the transactions contemplated by the Merger Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 above and Item 5.03 below is hereby incorporated by reference into this Item 3.02 insofar as such information relates to the issuance of the Series B Preferred Stock and Warrants.  The Series B Preferred Stock and Warrants are being issued in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 thereunder which exempts from registration sales by an issuer not involving any public offering. The Restricted Stockholders have represented to Autobytel that they are acquiring the Series B Preferred Stock for investment purposes without a view to distribution, and the Series B Stock will be subject to the Stockholder Agreement providing for, among other things, restrictions on transfer.

Item 3.03	Material Modification of Rights of Security Holders.

The information set forth in Item 2.01 above and Item 5.03 below is hereby incorporated by reference into this Item 3.03 insofar as such information relates to a material modification to rights of security holders of Autobytel.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 2.01 above is hereby incorporated by reference into this Item 5.02 insofar as such information relates to information required to be disclosed pursuant to Item 404(a) of Regulation S-K with respect to the following:

Appointment of Mr. Matías de Tezanos as Director and Chief Strategy Officer

Pursuant to the Stockholder Agreement, the Restricted Stockholders designated Mr. Matías Rodrigo de Tezanos Posse, age 35, as one of their designated nominees for director. The Board appointed Mr. de Tezanos as a member of the Board and to the position of Chief Strategy Officer effective October 1, 2015.  Mr. de Tezanos’ term as a director will be that of a Class I director, expiring at Autobytel’s annual meeting of stockholders in 2017.

Mr. de Tezanos was a director of AutoWeb and AutoWeb’s Chief Executive Officer and held directly, through Manatee, less than 1% of the outstanding stock of AutoWeb immediately prior to the consummation of the Merger. Mr. de Tezanos also serves as chief executive officer and as a director of PeopleFund, president and a director of PF Auto and managing director, president and a director of Auto Holdings. Previously, Mr. de Tezanos served as CEO of BrokersWeb, which was listed in Inc. 500 as the #1 insurance advertising and marketing company in revenue growth during 2011, and was acquired during the same year by VantageMedia. He was also previously CEO of ClickDiario Network, an ad network in Latin America, which was acquired by FOX International Channels in 2007.

Appointment of Mr. José Vargas as Director and Chief Revenue Officer

Pursuant to the Stockholder Agreement, the Restricted Stockholders designated Mr. José Vargas, age 37, as one of their designated nominees for director. The Board appointed Mr. Vargas as a member of the Board and to the position of Chief Revenue Officer effective October 1, 2015.  Mr. Vargas’ term as a director will be that of a Class II director, expiring at Autobytel’s annual meeting of stockholders in 2018.

Mr. Vargas was a director of AutoWeb and AutoWeb’s President and held directly, through Galeb3, less than 1% of the outstanding stock of AutoWeb immediately prior to the consummation of the Merger. Mr. Vargas serves as a director for Healthcare, Inc., as President and as a director of PeopleFund, vice president and a director of PF Auto and co-managing director, secretary and a director of Auto Holdings. Previously, Mr. Vargas served as president and director of BrokersWeb prior to its acquisition by Vantage Media, and also served as president and director of BlueKite, a finance technology company acquired by Xoom Corporation in 2014.

Appointment of Mr. Robert J. Mylod, Jr. as Director

Pursuant to the Stockholder Agreement, the Board appointed Mr. Robert J. Mylod, Jr., age 49, as a member of the Board effective October 1, 2015.  Mr. Mylod’s term as a director will be that of a Class III director, expiring at Autobytel’s annual meeting of stockholders in 2016. Mr. Mylod will participate in the standard compensation arrangements for the Company’s independent directors, as disclosed in the Company’s most recent proxy statement, filed April 29, 2015, the description of which is incorporated herein by reference.

Mr. Mylod was a director of AutoWeb and held directly approximately 2.53%the outstanding stock of AutoWeb immediately prior to the consummation of the Merger. Mr. Mylod is the Managing Partner of Annox Capital Management, a private investment firm that he founded in 2013. From 1999 to 2011, Mr. Mylod held several roles at priceline.com including Vice Chairman, Head of Worldwide Strategy and Planning, and Chief Financial Officer. Prior to joining priceline.com, Mr. Mylod was Principal at Stonington Partners, a private equity investment firm. Prior to Stonington Partners, Mr. Mylod was an associate with Merrill Lynch Capital Partners, the merchant bank division of Merrill, Lynch & Co. Mr. Mylod is a member of the board of directors of several privately held companies in which Annox Capital Management or its affiliates are a principal investor.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designations

On October 1, 2015, pursuant to the Merger Agreement, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations to authorize the Series B Preferred Stock (“Certificate of Designations”). The Certificate of Designations, which forms a part of the Company’s Fifth Amended and Restated Certificate of Incorporation, specifies the rights, preferences and privileges of the Series B Preferred Stock and is summarized below:

Conversion. Each share of Series B Preferred Stock is convertible into ten (10) shares of Common Stock, subject to adjustments and accrued dividends as set forth below. Provided that, without a stockholder approval required under Section 5635 of the Rules of Nasdaq, the Series B Preferred Stock cannot be converted: (i) into the Common Stock such that any holder of Series B Preferred Stock would become a beneficial owner of greater than 19.9% of the Common Stock or total voting power of Autobytel’s voting stock outstanding immediately prior to the issuance of any Series B Preferred Stock and (ii) as a class into greater than 4.9% of the Common Stock or total voting power of Autobytel’s voting stock outstanding immediately prior to the issuance of any Series B Preferred Stock. If the stockholder approval required under Section 5635 of the Rules of Nasdaq is obtained, all shares of the Series B Preferred Stock will automatically convert into shares of the Common Stock. Series B Preferred Stock has standard anti-dilution adjustments (i.e., for stock dividends and share splits) and a dividend payable in-kind as set forth below.

No Redemption Rights. Series B Preferred Stock is not redeemable either at Autobytel’s option or at the option of the holders of Series B Preferred Stock at any time.

Ranking. Series B Preferred Stock, with respect to dividend rights and rights on liquidation, winding-up and dissolution of Autobytel, ranks junior to all other preferred stock of Autobytel, other than a class or series of preferred stock established after the date on which the Series B Preferred Stock is issued by Autobytel the terms of which expressly provide that such class or series will rank on a parity with or junior to the Series B Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of Autobytel.

Dividends. If the Board declares and Autobytel pays a dividend in the form of cash or other assets (other than shares of Common Stock or rights or warrants to subscribe for Common Stock) in respect of any shares of Common Stock, the holders of Series B Preferred Stock will be entitled to receive the same dividend on an as-converted basis as if the stockholder approval had been obtained. In addition to the foregoing, dividends shall commence accruing on the value of the Series B Preferred Stock on the day following the third (3rd) annual meeting of the stockholders of Autobytel following October 1, 2015. Such dividends will accrue at an annual rate equal to eight percent (8%) of $12.49 (the initial conversion price of the Series B Preferred Stock), be payable quarterly in arrears, and will not be paid in cash and will only be paid by being added to the share value for the Series B Preferred Stock for purposes of determining the conversion rate for the Series B Preferred Stock.

Liquidation Preference. In the event Autobytel voluntarily or involuntarily liquidates, dissolves or winds up, each holder of Series B Preferred Stock at the time shall be entitled to receive for each share of Series B Preferred Stock held by such holder liquidating distributions of the remaining assets of Autobytel as if such share of Series B Preferred Stock had been converted, immediately prior to such liquidating distributions, into the number of shares of Common Stock into which such share of Series B Preferred Stock would then be convertible if the stockholder approval had been obtained.

Voting Rights. Except as follows or as otherwise required by applicable law, holders of Series B Preferred Stock do not have any voting rights on any matter. The consent of the holders of at least a majority of the Series B Preferred Stock then outstanding, voting together as a single class, will be required for Autobytel to take certain actions including, among other things: (i) amending, altering or repealing any provision of the Certificate of Incorporation, the Certificate of Designations or the Bylaws of the Company that would alter or change the voting powers, preference or special rights of the Series B Preferred Stock so as to affect them adversely; or (ii) the consummation of a binding share exchange or reclassification involving the Common Stock or a merger or consolidation of Autobytel with another entity.

The foregoing summary description of the Certificate of Designations is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, which is incorporated herein by reference and filed as Exhibit 3.1 to this Current Report on Form 8-K.

Amendment to Bylaws

Contingent and effective upon the closing of the Merger, the Board approved the Company’s Fifth Amended and Restated Bylaws. The Fifth Amended and Restated Bylaws, among other things, (i) add a new Section 2.13 which provides that the Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate, and except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting; and (ii) increase the number of authorized directors on the Board of Directors from six (6) directors to nine (9) directors.

The foregoing description of the Fifth Amended and Restated Bylaws is qualified in its entirety by reference to the Fifth Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01                   Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired

To the extent required, the financial statements of the acquired business referenced in Item 2.01 of this Current Report on Form 8-K will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)           Pro forma Financial Information

To the extent required, pro forma financial information relating to the acquired business referenced in Item 2.01 of this Current Report on Form 8-K will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(c)           Exhibits

2.1‡
Agreement and Plan of Merger dated as of October 1, 2015, by and among Autobytel Inc., a Delaware corporation, New Horizon Acquisition Corp., a Delaware corporation, AutoWeb, Inc., a Delaware corporation, and José Vargas.

3.1	Certificate of Designations of Series B Junior Participating Convertible Preferred Stock of Autobytel Inc. dated October 1, 2015.

3.2	Fifth Amended and Restated Bylaws of Autobytel Inc. dated October 1, 2015.

10.1
Form of Warrant to Purchase Series B Junior Participating Convertible Preferred Stock dated as of October 1, 2015 issued by Autobytel Inc., a Delaware corporation, to the persons listed on Schedule A thereto.

10.2
Amended and Restated Stockholder Agreement dated as of October 1, 2015 by and among Autobytel Inc., a Delaware corporation, Auto Holdings Ltd., a British Virgin Islands business company, Manatee Ventures Inc., a British Virgin Islands business company, Galeb3 Inc, a Florida corporation, Matías de Tezanos, José Vargas and the other parties listed on the signature pages thereto.

‡
Certain schedules in this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K.  Autobytel will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request; provided, however, that Autobytel may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 5, 2015
Autobytel Inc.
By:	/s/ Glenn E. Fuller
Glenn E. Fuller, Executive Vice President, Chief Legal and Administrative Officer and Secretary

INDEX OF EXHIBITS

Exhibit No.                         Description of Document

2.1‡
Agreement and Plan of Merger dated as of October 1, 2015, by and among Autobytel Inc., a Delaware corporation, New Horizon Acquisition Corp., a Delaware corporation, AutoWeb, Inc., a Delaware corporation, and José Vargas.

3.1	Certificate of Designations of Series B Junior Participating Convertible Preferred Stock of Autobytel Inc. dated October 1, 2015.

3.2	Fifth Amended and Restated Bylaws of Autobytel Inc. dated October 1, 2015.

10.1
Form of Warrant to Purchase Series B Junior Participating Convertible Preferred Stock dated as of October 1, 2015 issued by Autobytel Inc., a Delaware corporation, to the persons listed on Schedule A thereto.

10.2
Amended and Restated Stockholder Agreement dated as of October 1, 2015 by and among Autobytel Inc., a Delaware corporation, Auto Holdings Ltd., a British Virgin Islands business company, Galeb3 Inc, a Florida corporation, Matías de Tezanos, José Vargas and the other parties listed on the signature pages thereto.

‡
Certain schedules in this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K.  Autobytel will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request; provided, however, that Autobytel may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.